UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2008

Atlas Energy Resources, LLC

(Exact name of registrant as specified in its chapter)

Delaware	1-33193	75-3218520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 1550 Coraopolis Heights Road, Moon Township, PA	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 412-262-2830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 30, 2008, Sean McGrath will assume the position of Chief Accounting Officer of Atlas Energy Resources, LLC (the “Company”), succeeding Nancy J. McGurk who is retiring from that position.

Mr. McGrath, 36, has been the Chief Accounting Officer of Atlas Pipeline Partners GP, LLC, the general partner of Atlas Pipeline Partners, L.P. (NYSE: APL), since May 2005. Atlas Pipeline Partners is a master limited partnership engaged in the transmission, gathering and processing of natural gas. Since January 2006, Mr. McGrath has been the Chief Accounting Officer of Atlas Pipeline Holdings GP, LLC, the general partner of Atlas Pipeline Holdings, L.P. (NYSE: AHD), a master limited partnership that owns Atlas Pipeline Partners GP. Also effective December 30, 2008, Mr. McGrath will assume the position of Chief Accounting Officer of Atlas America, Inc. (Nasdaq: ATLS), a holding company which owns approximately 48% of the Company’s Class A and common units and all of the management incentive interests. Atlas America’s wholly-owned subsidiary, Atlas Energy Management, Inc., is the Company’s manager.

Mr. McGrath was the Controller of Sunoco Logistics Partners L.P., a publicly-traded partnership that transports, terminals and stores refined products and crude oil, from 2002 to 2005, and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATLAS ENERGY RESOURCES, LLC

	By:	/s/ Lisa Washington
	Name:	Lisa Washington
Date: December 31, 2008	Title:	Chief Legal Officer, Senior Vice President and Secretary